Exhibit 10.1
AMENDMENT NO. 5
TO
CREDIT AGREEMENT
          AMENDMENT NO. 5 (this “Amendment”), dated as of August 23, 2010, to that certain Second Amended and Restated Credit Agreement, dated as of June 11, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Trico Marine Services, Inc. (the “Borrower”), the guarantors party thereto from time to time (the “Guarantors”), the lenders party thereto from time to time (the “Lenders”), and Obsidian Agency Services, Inc. (the “Administrative Agent” and “Collateral Agent”). Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement.
R E C I T A L S
          WHEREAS, the parties hereto desire to make certain amendments to certain provisions of the Credit Agreement as specified herein, pursuant to and in accordance with Section 14.12 of the Credit Agreement;
          WHEREAS, the Lenders party hereto constitute the Required Lenders under the Credit Agreement;
          WHEREAS, as a result of certain negative developments with respect to the financial condition of the Borrower and in consideration, for among other things, certain other accommodations and waivers made to the Borrower and/or its affiliates;
          NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
          SECTION 1. AMENDMENT.
          (a) Clauses (b) and (c) of Section 11.14 of the Credit Agreement are hereby amended to amend and restate each such clause in its entirety to read as follows:
     “(b) either the Second-Lien Notes Forbearance Agreement shall cease to be in full force and effect after delivery thereof pursuant to Section 11.14(a)(y)(i) above or any forbearance period provided therein shall terminate for any reason and, to the extent the Second-Lien Notes Forbearance Agreement or the forbearance period provided therein have not been renewed or extended prior to such date on terms acceptable to the Lenders in their sole discretion, any of the Borrower, Trico Operators, Trico Assets or Trico Cayman shall fail to commence in the Bankruptcy Court for the District of Delaware (i) a voluntary case concerning themselves under the Bankruptcy Code or (ii) an involuntary proceeding against the Borrower in which the Borrower voluntarily consents to an order for relief under Chapter 11 of the Bankruptcy Code within 72 hours, in each case, on or prior to the later to occur of (i) August 27, 2010 and (ii) two Business Days after such cessation or termination;
     (c) (i) on or prior to August 27, 2010, the failure to occur of either (x) the commencement in the Bankruptcy Court for the District of Delaware (A) by each of the Borrower, Trico Operators, Trico Assets and Trico Cayman of a voluntary case concerning themselves under the Bankruptcy Code or (B) an involuntary proceeding against the Borrower in which the Borrower voluntarily consents to an order for relief under Chapter 11 of the Bankruptcy Code within 72 hours or (y) the delivery to the Administrative Agent and the Lenders of a fully executed forbearance agreement (such forbearance agreement, the “Convertible Debenture Forbearance Agreement”), in form and substance reasonably acceptable to the Lenders, from Convertible Debentures Holders which hold not less than 51% of the outstanding principal amount of the Convertible Debentures; or (ii) at any time after the Convertible Debenture Forbearance Agreement is delivered to the Administrative Agent and the Lenders pursuant to Section 11.14(c)(i)(x) above, the Convertible Debenture Forbearance Agreement shall cease to be in full force and effect or any forbearance period provided therein shall terminate for any reason and, to the extent the Convertible Debenture Forbearance Agreement or the forbearance period provided therein have not been renewed or extended prior to such date on terms acceptable to the Lenders in their sole discretion, any of the Borrower, Trico Operators, Trico Assets or Trico Cayman shall fail to (i) commence in the Bankruptcy Court for the District of Delaware a voluntary case concerning themselves under the Bankruptcy Code or (ii) voluntarily consent to an order for relief under Chapter 11 of the Bankruptcy Code for an involuntary proceeding against the Borrower within 72 hours, in each case within two Business Days of such cessation or termination;”
          SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.
          Except as specifically amended hereby, all provisions of the Credit Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the Credit Agreement and corresponding references thereto or therein such as “hereof”, “herein”, or words of similar effect referring to the Credit Agreement shall be deemed to mean the Credit Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Credit Agreement other than as expressly set forth herein.
          SECTION 3. REPRESENTATIONS.
          The Borrower and each of the Guarantors represents and warrants as of the date of this Amendment as follows:
          (a) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

          (b) the execution, delivery and performance by it of this Amendment and the Credit Agreement as amended hereby are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any applicable law;
          (c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Credit Agreement as amended hereby by or against it;
          (d) this Amendment has been duly executed and delivered by it;
          (e) each of this Amendment and the Credit Agreement as amended hereby constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and
          (f) no Default or Event of Default has occurred and is continuing.
          SECTION 4. LEGAL FEES.
          The Borrower covenants and agrees to pay in full, to the extent invoiced, on or prior to the date of the execution of this Amendment, all reasonable legal fees of Latham & Watkins LLP, counsel to the Administrative Agent, incurred in connection with the execution of this Amendment.
          SECTION 5. CONDITIONS TO EFFECTIVENESS.
          The effectiveness of this Amendment is conditioned upon the delivery to the Administrative Agent of duly executed signature pages by all parties hereto.
          SECTION 6. GENERAL RELEASE.
          In consideration of, among other things, the execution and delivery of this Amendment by the Administrative Agent and the Lenders, and the accommodations to the Borrower and the other Credit Parties set forth herein, each of the Borrower and the other Credit Parties, on behalf of itself and its successors and assigns (collectively, the “Releasors”), hereby forever waives, releases and discharges to the fullest extent permitted by law, and hereby agrees to hold each Releasee (as defined below) harmless from, any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), causes of action, demands, suits, costs, expenses and damages (collectively, the “Claims”), that any Releasor now has, of whatsoever nature and kind, whether known or unknown, whether arising at law or in equity, against any or all of the Administrative Agent, the Collateral Agent, and/or the Lenders, in each case, in any capacity and their respective affiliates, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, consultants, agents, attorneys and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the date hereof. The execution by the Borrower and the Credit Parties hereof shall constitute a ratification, adoption, and confirmation by the Borrower and the other Credit Parties of the foregoing general releases of all Claims against any Releasee which are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date hereof. In entering into this Amendment, the Borrower and the other Credit Parties have consulted with, and been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Releasees and hereby agree and acknowledge that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section shall survive the termination of the Credit Agreement (as amended hereby) and the other Credit Documents and payment in full of the Obligations.
          SECTION 7. MISCELLANEOUS.
          (a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
          (b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
          (c) This Amendment may not be amended or otherwise modified except as provided in the Credit Agreement.
          (d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
          (e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural number, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
          (f) The Credit Agreement as amended by this Amendment represents the final agreement among the parties with respect to the matters set forth therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties with respect to such matters.
          (g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE CREDIT AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE CREDIT AGREEMENT.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRICO MARINE SERVICES, INC., as the Borrower
By:	/s/ Geoffrey A. Jones
	Name:	Geoffrey A. Jones
	Title:	Sr. Vice President & CFO

TRICO MARINE ASSETS, INC., as a Guarantor
By:	/s/ Brett A. Cenkus
	Name:	Brett A. Cenkus
	Title:	President

TRICO MARINE OPERATORS, INC., as a Guarantor
By:	/s/ Brett A. Cenkus
	Name:	Brett A. Cenkus
	Title:	President

TRICO MARINE INTERNATIONAL, INC., as a Guarantor
By:	/s/ Brett A. Cenkus
	Name:	Brett A. Cenkus
	Title:	President

TRICO MARINE SERVICES (HONG KONG) LIMITED, as a Guarantor By: Trico Marine Assets, Inc., its Sole Member
By:	/s/ Brett A. Cenkus
	Name:	Brett A. Cenkus
	Title:	President

COASTAL INLAND MARINE SERVICES LIMITED as a Guarantor
By:	/s/ Geoffrey A. Jones
	Name:	Geoffrey A. Jones
	Title:	Director

SERVICIOS DE APOYO MARITIMO DE MEXICO, S. DE R.L. DE C.V., as a Guarantor
By:	/s/ Geoffrey A. Jones
	Name:	Geoffrey A. Jones
	Title:	Manager

TRICO SERVICOS MARITIMOS LTDA. as a Guarantor
By:	/s/ Tomás Salazar
	Name:	Tomás Salazar
	Title:	Manager

TRICO MARINE CAYMAN, L.P. as a Guarantor By: Trico Holdco LLC, its general partner By: Trico Marine Services, Inc., its sole member
By:	/s/ Geoffrey A. Jones
	Name:	Geoffrey A. Jones
	Title:	Sr. Vice President & CFO

TRICO HOLDCO LLC as a Guarantor By: Trico Marine Services, Inc., its sole member

By:	/s/ Geoffrey A. Jones
	Name:	Geoffrey A. Jones
	Title:	Sr. Vice President & CFO

TRICO INTERNATIONAL HOLDINGS B.V. as a Guarantor
By:	/s/ Geoffrey A. Jones
	Name:	Geoffrey A. Jones
	Title:	Director A

TRICO MARINE INTERNATIONAL HOLDINGS B.V., as a Guarantor
By:	/s/ Geoffrey A. Jones
	Name:	Geoffrey A. Jones
	Title:	Director A

SPECIAL VALUE CONTINUATION PARTNERS, LP, as Lender By: Tennenbaum Capital Partners, LLC Its: Investment Manager
By:	/s/ David Hollander
	Name:	David Hollander
	Title:	Partner

TENNENBAUM OPPORTUNITIES PARTNERS V, LP, as Lender By: Tennenbaum Capital Partners, LLC Its: Investment Manager
By:	/s/ David Hollander
	Name:	David Hollander
	Title:	Partner

TENNENBAUM DIP OPPORTUNITY FUND, LLC, as Lender By: Tennenbaum Capital Partners, LLC Its: Investment Manager
By:	/s/ David Hollander
	Name:	David Hollander
	Title:	Partner

OBSIDIAN AGENCY SERVICES, INC., as Administrative Agent
By:	/s/ David Hollander
	Name:	David Hollander
	Title:	Vice President